UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-25837	36-2681268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4900
Chicago, Illinois		60606-6303
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 496-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HSII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 6, 2025, Heidrick & Struggles International, Inc., a Delaware corporation, (the “Company”), entered into an Agreement and Plan of Merger, dated October 5, 2025 (the “Merger Agreement”), with Heron BidCo, LLC (“Parent”), and Heron Merger Sub, Inc., a direct, wholly-owned subsidiary of Parent (“Merger Sub”).

On December 10, 2025, the Company completed its merger with Merger Sub pursuant to the terms of the Merger Agreement, whereby Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”) and as a direct, wholly-owned subsidiary of Parent (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of the Company, par value $0.01 per share (each, a “Share”), issued and outstanding as of immediately prior to the Effective Time (other than any Dissenting Shares (as defined in the Merger Agreement) or Shares (i) held in the treasury of the Company, (ii) owned, directly or indirectly, by Parent or Merger Sub, (iii) owned, directly or indirectly, by any wholly-owned Subsidiary (as defined in the Merger Agreement) of the Company or (iv) subject to any rollover agreement entered into between Heron Parent, LP (the “Partnership”) and certain holders of Shares in connection with the Merger) was canceled and converted into the right to receive $59.00 in cash, without interest (the “Merger Consideration”).

Further, pursuant to the Merger Agreement, immediately prior to the Effective Time (but contingent upon the Effective Time), each outstanding restricted stock unit, whether cash-settled or stock-settled and whether vested or unvested (each, a “Company RSU”), and each outstanding performance share unit, whether vested or unvested (each, a “Company PSU”), in each case, granted under the Fifth Amended and Restated Heidrick & Struggles 2012 GlobalShare Program, or any predecessor plan, was canceled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required tax withholding), as soon as practicable following the Effective Time, equal to the sum of (x) the product of (i) the Merger Consideration and (ii) the number of Shares subject to such Company RSU or Company PSU (determined at the applicable PSU Performance Level), as applicable, and (y) the amount of dividends credited to the award holder in respect of such Company RSU or Company PSU (determined at the applicable PSU Performance Level), as applicable, and not yet paid, through the Closing (as defined in the Merger Agreement) pursuant to the award agreement governing such Company RSU or Company PSU, as applicable. “PSU Performance Level” means (i) 100% of all Company PSUs that would have vested based on the achievement of specified stock prices and (ii) 200% of target with respect to all other Company PSUs.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 6, 2025, and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On December 10, 2025 (the “Payoff Date”), the Company terminated that certain Credit Agreement, dated as of October 26, 2018 (as amended by the First Amendment to Credit Agreement, dated as of July 13, 2021, the Second Amendment to the Credit Agreement, dated as of February 24, 2023 and the Third Amendment to the Credit Agreement, dated as of March 17, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the Payoff Date, the “Credit Agreement”), by and among the Company, Foreign Subsidiary Borrowers (as defined therein) from time to time party thereto, the Subsidiary Guarantors (as defined therein) from time to time party thereto (and, together with the Company and the Foreign Subsidiary Borrowers, collectively, the “Loan Parties”), the Lenders (as defined therein) from time to time party thereto and Bank of America, N.A. as Administrative Agent (as defined therein). There were no outstanding borrowings under the Credit Agreement, and no termination penalties were paid as a result of the termination. In connection with such termination, (i) all liabilities, obligations and indebtedness owed by the Company and the other Loan Parties under the Credit Agreement (other than certain customary continuing obligations) were released, discharged and satisfied in full, (ii) all commitments and obligations of the agent and lenders were automatically terminated in full and (iii) all of the security interests, liens and pledges in favor of the Administrative Agent for the benefit of the secured parties under the credit documents, and all guarantees of the obligations under each of the credit documents, in each case were automatically terminated and released.

The disclosure provided in the Introductory Note of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 10, 2025, the Merger was completed. Upon the consummation of the Merger, the Company became a direct, wholly-owned subsidiary of Parent.

Immediately prior to the Effective Time, the Partnership entered into certain rollover agreements and that certain Amended and Restated Agreement of Limited Partnership of the Partnership, dated December 10, 2025 with certain members of management and employees of the Surviving Corporation (the “Rollover Parties”) whereby the Rollover Parties agreed to contribute all or a portion of the Shares held by them as of immediately prior to the Effective Time to the Partnership in exchange for non-voting limited partnership units in the Partnership (the “Rollover Shares”), in lieu of receiving the Merger Consideration in respect of such Rollover Shares.

The disclosure set forth in the Introductory Note of this Current Report is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company requested that the Nasdaq Global Stock Market (“NASDAQ”) suspend trading of the Shares effective before the opening of trading on December 10, 2025, and file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist the Company Stock from the NASDAQ and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

The disclosure set forth in the Introductory Note of this Current Report and the disclosure set forth in Item 2.01 of this Current Report is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the completion of the Merger, at the Effective Time, holders of Shares, Company RSUs, and Company PSUs ceased to have any rights in connection with their holding of such securities (other than their right to receive their applicable amount of the Merger Consideration as described in the Introductory Note).

The disclosure set forth in the Introductory Note of this Current Report and the disclosure set forth in Items 2.01, 3.01, and 5.03 of this Current Report is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change in control of the Company occurred, and the Company became a direct, wholly-owned subsidiary of Parent.

The disclosure set forth in the Introductory Note of this Current Report and the disclosure set forth in Items 2.01, 3.01, 5.02, and 5.03 of this Current Report is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, Adam Warby, Tom Monahan, Elizabeth L. Axelrod, Meg Bear, John Berisford, Timothy Carter, Vijaya Kaza, and Stacey Rauch resigned as directors (and from all committees thereof, as applicable) of the Company.

Further, effective as of the Effective Time, and until successors are duly elected or appointed and qualified in accordance with law, (i) the directors of Merger Sub in place as of immediately prior to the Effective Time became the directors of the Surviving Corporation and (ii) the officers of the Company in place as of immediately prior to the Effective Time became the officers of the Surviving Corporation.

On December 9, 2025, the Company entered into tax reimbursement agreements with Tom Monahan, Tom Murray, Nirupam Sinha, and Tracey Heaton to provide each executive with a reimbursement payment in respect of the excise taxes imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (if any), in relation to any payments and benefits (or a combination thereof) to be paid to such executive by the Company, Parent, or any of their affiliates in connection with or, as a result of, the consummation of the Merger. Although the actual tax reimbursement payment amounts are subject to adjustment based on a number of variables, some of which will not be known until after the Effective Time, the maximum payment amounts for Messrs. Monahan, Murray, and Sinha, and Ms. Heaton under the reimbursement agreements, are $12,415,818.56, $6,017,531.16, $3,500,976.70, and $3,065,673.58, respectively, and are intended to place each of the executives in the same after-tax position that he or she would have been in had no excise tax applied.

The disclosure set forth in the Introductory Note of this Current Report and the disclosure set forth in Item 2.01 of this Current Report is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, effective as of the Effective Time, the amended and restated certificate of incorporation of the Company and the amended and restated bylaws of the Company as in effect immediately prior to the Merger were each further amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report, which are incorporated herein by reference.

The disclosure set forth in the Introductory Note of this Current Report and the disclosure set forth in Item 2.01 of this Current Report is incorporated herein by reference.

Item 8.01	Other Events

On December 10, 2025, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated October 5, 2025, by and among Heidrick & Struggles International, Inc., Heron BidCo, LLC and Heron Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2025)

3.1	Amended and Restated Certificate of Incorporation of Heidrick & Struggles International, Inc.

3.2	Amended and Restated Bylaws of Heidrick & Struggles International, Inc.

99.1	Press Release issued by Heidrick & Struggles International, Inc., dated as of December 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules or exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K, as may be applicable. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2025

Heidrick & Struggles International, Inc.

By:	/s/ Tracey Heaton
Name:	Tracey Heaton
Title:	Chief Legal Officer & Corporate Secretary